UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2006

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On January 5, 2006, the Board of Directors of SatCon Technology Corporation (the “Company”) set the date for the 2006 Annual Meeting of Stockholders of the Company for March 22, 2006.  The record date for the meeting has been set at January 25, 2006.  The meeting will be held at a time and place to be announced in the formal notice of the meeting.  The Company intends to mail the formal notice of the meeting and proxy materials on or about January 30, 2006.

Important Deadlines:

•                  As the date of the Company’s 2006 Annual Meeting has been changed by more than 30 days from the date of the Company’s 2005 Annual Meeting, the deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the meeting pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934 is now January 16, 2006, which the Company has designated as a reasonable time before the Company begins to print and mail its proxy materials.  The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company at its offices, 27 Drydock Avenue, Boston, Massachusetts 02210.

•                  In addition, if a stockholder of the Company wishes to present a proposal before the 2006 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and form of proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. Again, the Secretary must receive such notice by January 16, 2006, which the Company has designated as a reasonable time before the Company begins to print and mail its proxy materials. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal, to the extent permitted by the rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: January 6, 2006	By:	/s/ David E. O’Neil
David E. O’Neil Vice President of Finance and Treasurer